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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2002

ALCIDE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	22-2445061
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8561 154th Avenue N.E.
Redmond, Washington 98052
(Address of principal executive offices, including zip code)

(425) 882-2555
(Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 24, 2002, Alcide Corporation (the "Company") decided to dismiss Arthur Andersen LLP ("Andersen") as its independent auditors and appoint KPMG LLP ("KPMG") as the Company's independent auditors. The decision not to renew the engagement of Andersen and to select KPMG was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

        The audit reports of Andersen on the Company's financial statements for the past two years ended May 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years of the Company ended May 31, 2001, and the subsequent interim period through February 28, 2002, there were no disagreements between Andersen and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures and Alcide requested a letter from Andersen stating whether it agrees with the disclosure contained herein.

        During the Company's two most recent fiscal years ended May 31 2001, and the subsequent interim period through the date hereof, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCIDE CORPORATION The Registrant
Date: May 28, 2002	By:	/s/ JOHN P. RICHARDS John P. Richards President Chief Financial Officer

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SIGNATURE